                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /


Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                             SPS TECHNOLOGIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[GRAPHIC OMITTED]
--------------------------------------------------------------------------------




March 26, 1999



To our Shareholders:



     You are cordially invited to attend the Annual Meeting of Shareholders of SPS Technologies, Inc. The meeting will be held at 10:00 a.m., Tuesday, April 27, 1999, at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, in the Forum Room (eighth floor).

     Details of the business to be conducted at the Annual Meeting are given in this Proxy Statement. We will also present a report on the 1998 business results for SPS and on other matters of current interest to our shareholders.

     Whether or not you attend the meeting, it is important that your shares be represented and voted. We encourage you to read this Proxy Statement and promptly execute and return your proxy card in the enclosed envelope.


Sincerely,


/s/  Charles W. Grigg
---------------------------------------------
Charles W. Grigg
Chairman of the Board, Chief Executive Officer &
President
                                                      Corporate Offices
                                                      101 Greenwood Avenue
                                                      Suite 470
                                                      Jenkintown
                                                      Pennsylvania 19046-2611

                                                      Phone (215) 517-2000
                                                      Fax (215) 517-2032

                               Table of Contents
--------------------------------------------------------------------------------


Notice of Annual Meeting ...............................................     1
Voting Procedures ......................................................     2
   Revocation of Proxy .................................................     2
   Cost of Soliciting Proxies ..........................................     2
   Vote Required and Method of Counting Votes ..........................     2
   Other Business ......................................................     2
Ownership of Voting Securities .........................................     3
   Principal Beneficial Ownership ......................................     3
   Holdings of Executive Officers and Directors ........................     4
Section 16 Reports .....................................................     4
Election of Directors* .................................................     5
   Class III - Nominees for a Three-Year Term ..........................     5
   Class II - Directors with Terms Expiring in 2000 ....................     5
   Class I - Directors with Terms Expiring in 2001 .....................     6
Board Meetings, Committees and Compensation of Directors ...............     6
   Executive Compensation and Stock Option Committee ...................     6
   Directors Committee .................................................     6
   Audit Committee .....................................................     7
Executive Compensation .................................................     8
   Summary Compensation Table ..........................................     8
   Option Grants in Last Year Table ....................................     9
   Aggregated Option Exercises and Year-End Option Value Table .........     9
Pension Benefits .......................................................    10
   Supplemental Executive Retirement Plan ..............................    10
   Pension Plan Table ..................................................    10
Compensation of Directors ..............................................    11
Termination of Employment and Change of Control Arrangements ...........    12
Certain Relationships and Related Transactions .........................    13
Compensation Committee Report on Executive Compensation ................    14
   Overview and Philosophy .............................................    14
   Executive Officer Compensation ......................................    15
   Chief Executive Officer Compensation ................................    16
Common Stock Performance Graph .........................................    17
Proposal to Amend the SPS 1988 Long Term Incentive Stock Plan* .........    17
   Tax Consequences ....................................................    20
   Board Recommendation and Shareholder Vote Required ..................    20
Independent Accountants ................................................    21
Proposals of Shareholders ..............................................    21

*Bold indicates this year's proposals

--------------------------------------------------------------------------------
SPS Technologies, Inc.
101 Greenwood Avenue, Suite 470
Jenkintown, Pennsylvania 19046
--------------------------------------------------------------------------------
Notice of Annual Meeting of Shareholders


The Annual Meeting of Shareholders of SPS Technologies, Inc. will be held on Tuesday, April 27, 1999, at ten o'clock a.m., local time, at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, in the Forum Room (eighth floor), for the following purposes:



1. To elect two Class III directors for a term of three years;



2. To approve an amendment to the SPS 1988 Long Term Incentive Stock Plan; and



3. To transact such other business as may properly come before the meeting.



Record Date

The Board of Directors has fixed the close of business on March 9, 1999 as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting.


                                        By order of the Board of Directors,



                                        James D. Dee
                                        Secretary


March 26, 1999





--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope.
--------------------------------------------------------------------------------

                                Proxy Statement


--------------------------------------------------------------------------------
Voting Procedures
--------------------------------------------------------------------------------

This proxy statement is furnished to solicit proxies for use at the Annual Meeting of Shareholders of SPS Technologies, Inc. ("Company"), to be held on Tuesday, April 27, 1999, and at any adjournments or postponements thereof. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about March 26, 1999.

Only record holders of Common Stock of the Company at the close of business on March 9, 1999, are entitled to vote. Shareholders are requested to mark, sign, date and return in the envelope provided, the enclosed proxy which the Board of Directors of the Company is soliciting. We have included a postage-paid envelope for your convenience. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

If you execute the enclosed proxy, it will not affect your right to attend the meeting and vote in person.


Revocation of Proxy

If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) by attending the meeting and voting in person.


Cost of Soliciting Proxies

The cost of soliciting proxies will be paid by the Company. Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, has been employed to solicit proxies by mail, telephone or personal solicitation for a fee of approximately $4,500, plus expenses. We will also reimburse brokers, custodians, nominees and fiduciaries for the cost of forwarding materials to beneficial owners. Directors, officers and employees may solicit proxies, but they will not be specially compensated for such services.


Vote Required and Method of Counting Votes

o Number of Shares Outstanding. On March 9, 1999 there were issued and outstanding 12,687,070 shares of Common Stock, par value $.50 per share. Each share is entitled to one vote and, in the election of directors, has cumulative voting rights. This means that shareholders have the right to multiply the number of votes to which they may be entitled by the total number of directors to be elected in the same election, and they may cast the whole number of such votes for one nominee or may distribute them among any two or more nominees. Proxy holders may vote for any or all of the nominees. The Company intends to have the proxy holders exercise such cumulative voting rights to elect the maximum number of nominees proposed by the Board of Directors.

Unless otherwise directed, shares represented by proxies in the accompanying form will be voted at the Annual Meeting or any adjournments or postponements thereof FOR the election of the nominated directors as stated under the heading "Election of Directors," and FOR the proposal to approve an amendment to the SPS 1988 Long Term Incentive Stock Plan as stated under the heading "Proposal to Amend the SPS 1988 Long Term Incentive Stock Plan."


Other Business

The Company does not intend to bring any other matters before the meeting, and we do not know of any additional proposals to be presented by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote on them in accordance with their best judgment. Under the Company's By-laws, proposals of shareholders to be presented at the meeting must be submitted in accordance with the procedures summarized under the heading "Proposals of Shareholders."


--------------------------------------------------------------------------------

Ownership of Voting Securities
--------------------------------------------------------------------------------

Principal Beneficial Ownership

As of February 28, 1999, the Company knew the following persons to be the principal beneficial owners of its voting securities:
--------------------------------------------------------------------------------

Name and Address                Amount and Nature of Beneficial
of Beneficial Owner           Ownership of Shares of Common Stock    Percent of Class
--------------------------------------------------------------------------------
Gabelli Funds, Inc.,                       2,643,220(a)                  20.8%
GAMCO Investors, Inc.,
Gemini Capital Management
Ltd., Marc J. Gabelli and
Mario J. Gabelli
One Corporate Center
Rye, NY 10580-1434
                                           1,992,512(b)                  15.7%
Tinicum Investors,
RIT Capital Partners plc,
Putnam L. Crafts, Jr., and
Eric M. Ruttenberg
990 Stewart Avenue
Garden City, NY 11530

--------------------------------------------------------------------------------
(a) Based on information supplied by the named entities in a joint filing on
    Schedule 13D dated February 9, 1999, with the Securities and Exchange Commission. According to such filing, the named entities held sole, shared or no voting and dispositive power over the shares as follows: Gabelli Funds, Inc. -- 460,200 shares (sole voting and dispositive power); GAMCO Investors, Inc. -- 2,143,520 (sole voting and dispositive power) and 21,500 shares (no voting and sole dispositive power); Gemini Capital Management Limited -- 5,000 shares (sole voting and dispositive power);
    and Marc J. Gabelli (no voting or dispositive power). Mr. Mario J. Gabelli is the majority stockholder of Gabelli Funds, Inc. and individually owns 13,000 shares (sole voting and dispositive power) of the Company's Common Stock.

(b) Based on information supplied by the named entities in a joint filing on
    Schedule 13D dated January 24, 1997, with the Securities and Exchange Commission, as updated by the named entities through February 28, 1999. According to such information, the named entities held sole, shared or no voting and dispositive power over the shares as follows: Tinicum Investors -- 1,518,138 shares (sole voting and dispositive power); RIT Capital Partners plc -- 264,622 shares (sole voting and dispositive power); Putnam
    L. Crafts, Jr. -- 200,000 shares (sole voting and dispositive power); and Eric M. Ruttenberg -- 9,752 shares (sole voting and dispositive power). Eric M. Ruttenberg, a director of the Company, is a general partner of Tinicum Investors.

Holdings of Executive Officers and Directors

The following table shows information pertaining to the voting securities of the Company beneficially owned, as of February 28, 1999, by each director, by the Chairman, Chief Executive Officer and President and the four other executive officers. This information has been supplied by each of the individuals involved.

--------------------------------------------------------------------------------------------------------------------
Name of Individual                      Number of Shares       Number of Shares    Total Shares    Percent of Class
or Number of                               with Direct        Acquirable within    Beneficially        If 1% or
Persons in Group                      Beneficial Ownership         60 Days           Owned(a)          More(b)
--------------------------------------------------------------------------------------------------------------------
Charles W. Grigg                              79,021               269,592           348,613              2.7%
Howard T. Hallowell III                      542,868                 1,030           543,898              4.3%
Richard W. Kelso                               1,880                 1,030             2,910               --
James F. O'Connor                              5,270                     0             5,270               --
Eric M. Ruttenberg                             2,870                 6,882             9,752(c)            --
Raymond P. Sharpe                              4,870                 3,124             7,994               --
Harry J. Wilkinson                            65,986                64,050           130,036              1.0%
James D. Dee                                   2,878                 7,800            10,678               --
John M. Morrash                                5,427                24,300            29,727               --
William M. Shockley                           10,951                27,000            37,951               --
Margaret B. Zminda                               346                 3,400             3,746               --
All Directors and Executive
 Officers as a Group (11 persons)            722,367               408,208          1,130,575             8.6%
--------------------------------------------------------------------------------------------------------------------

(a) Beneficial ownership for purposes of this Proxy Statement is defined in accordance with the requirements of Rule 13d-3 under the Securities Exchange Act of 1934, which provides that the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security, or has the right to acquire such voting power or investment power through the exercise of an option, warrant or right within 60 days. The individuals named in the table each exercise sole voting and dispositive power over the shares beneficially owned by them except for 1,442 shares held by Mr. Hallowell, over which he has shared voting and dispositive power, and 420 shares held by an executive officer's spouse.

(b) For purposes of calculating the percentage of the outstanding shares of Common Stock on February 28, 1999 for each listed person, the number of shares of Common Stock includes shares that may be acquired by such person within 60 days of February 28, 1999 through the exercise of vested stock options under the SPS 1988 Long Term Incentive Stock Plan.

(c) The indicated shares of Common Stock are beneficially owned directly by Mr. Ruttenberg. Mr. Ruttenberg is a general partner of Tinicum Investors, a Delaware partnership ("Investors"), that had direct beneficial ownership of 1,518,138 shares of Common Stock as of February 28, 1999. Based on understandings with certain other beneficial owners of Common Stock described in a Statement on Schedule 13D dated January 24, 1997, as updated by the named entities through February 28, 1999, Mr. Ruttenberg and Investors may be deemed to have indirect beneficial ownership of an additional 464,622 shares of Common Stock beneficially owned directly by such other beneficial owners as of February 28, 1999. Mr. Ruttenberg disclaims beneficial ownership of any shares of Common Stock beneficially owned directly by Investors or such other beneficial owners.


--------------------------------------------------------------------------------
Section 16 Reports
--------------------------------------------------------------------------------

Based solely on a review of the reports on Forms 3, 4 and 5 filed with the Company by its directors, executive officers and known 5% beneficial owners, and in certain cases upon certificates received from such persons that such filings are not required, all reports required to be filed during, or with respect to, the fiscal year of the Company ended December 31, 1998 were filed, except that Ms. Zminda inadvertently failed to file on a timely basis with the Securities and Exchange Commission a Form 3 in connection with her appointment as an officer of the Company.

--------------------------------------------------------------------------------
Election of Directors
--------------------------------------------------------------------------------

The Company currently has seven directors serving in three classes, consisting of one class of three members and two classes of two members each. The term of office of one class will expire each year. Members of each class are elected for terms of three years. If there is a vacancy in any class, the vacancy may be filled by the Board of Directors for the balance of the term of the class in which the vacancy exists.

The terms of office of the two Class III directors expire this year. Accordingly, shareholders are being asked to elect two Class III directors who will hold office until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless you indicate otherwise, your proxy will be voted in favor of the election of each of the nominees named below for a three-year term. Should any nominee become unavailable for election for any unforeseen reason, the Board of Directors or the Executive Committee of the Board of Directors will determine how the proxies will be voted. The two nominees who receive the highest number of votes cast at the meeting will be elected as Class III directors.

Listed below are the names of, and certain other information respecting the two nominees for election as Class III directors, and the other five directors who will be continuing in office following the meeting.

--------------------------------------------------------------------------------
                  CLASS III - NOMINEES FOR A THREE-YEAR TERM
--------------------------------------------------------------------------------
Harry J. Wilkinson

Age: 61                                         Director since 1986
Mr. Wilkinson was President and Chief Operating Officer of the Company from
June of 1987 to March of 1997. He retired from the Company in March of 1998.
Mr. Wilkinson is also a director of Drexelbrook Engineering Co. and Flexible Circuits, Inc.
--------------------------------------------------------------------------------
Eric M. Ruttenberg

Age: 43                                         Director since 1991
Mr. Ruttenberg has been General Partner of Tinicum Investors, an investment management company, since December of 1994. He is also a director of Environmental Strategies Corporation and a trustee of Mount Sinai Medical Center.

--------------------------------------------------------------------------------
               CLASS II - DIRECTORS WITH TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------
Raymond P. Sharpe

Age: 50                                         Director since 1994
Mr. Sharpe has been Chief Executive Officer of Cookson Electronics, Inc., a supplier of specialty chemicals, metals, printed circuit board laminates and equipment to the printed circuit board fabrication and electronic assembly market, since July of 1995. Mr. Sharpe was Executive Vice President of Cookson America, Inc., and Chief Operating Officer of the Electronic Materials Division from October of 1987 to June of 1995. He is also a director of Cookson Group plc.
--------------------------------------------------------------------------------
James F. O'Connor

Age: 58                                         Director Since 1997
Mr. O'Connor has been Managing Director of The Chartwell Company, a private merchant and investment bank, since December of 1997. Mr. O'Connor was Executive Director of Corporate Development for the BBA Group plc, serving the transportation and industrial markets worldwide, from September of 1994 to December of 1997. He is also a director of PC Cox Holdings Ltd., and a trustee of Pope John XXXIII Seminary.

--------------------------------------------------------------------------------
                CLASS I - DIRECTORS WITH TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------
Howard T. Hallowell III

Age: 64                                         Director since 1992
Mr. Hallowell was an Engineering Economist with Eastman Kodak Company, a leading manufacturer of photographic equipment and supplies, from September of 1965 until his retirement in June of 1993. He is also a director of Rochester's Child, and a trustee of the Hallowell Foundation.
--------------------------------------------------------------------------------
Charles W. Grigg

Age: 59                                         Director since 1993
Mr. Grigg has been Chairman of the Board and Chief Executive Officer of the Company since December of 1993, and President of the Company since April of 1997. Mr. Grigg was President and Chief Operating Officer of Watts Industries, Inc., a manufacturer of valve products, from 1986 to 1993. He is also a director of Wyman-Gordon Corporation.
--------------------------------------------------------------------------------
Richard W. Kelso

Age: 61                                         Director since 1995
Mr. Kelso has been President and Chief Executive Officer of PQ Corporation, a global manufacturer of inorganic chemicals, high performance catalysts and functional glass products, since January of 1991. He is also a director of PQ Corporation and P.H. Glatfelter Company.
--------------------------------------------------------------------------------
Board Meetings, Committees and Compensation of Directors
--------------------------------------------------------------------------------

During 1998, there were seven meetings of the Company's Board of Directors. Additionally, during 1998, there was an Executive Compensation and Stock Option Committee which held two meetings, a Directors Committee which held one meeting and an Audit Committee which held two meetings.


Executive Compensation and Stock Option Committee

The Executive Compensation and Stock Option Committee, is composed of Messrs. Sharpe (Chairman), Hallowell, O'Connor, Ruttenberg and Wilkinson. The primary functions of the Executive Compensation and Stock Option Committee are to:

o Fix the salaries and other compensation of all officers and key executives of the Company other than the Chief Executive Officer and President of the Company (whose compensation is fixed by the Board of Directors);

o Evaluate the Company's executive compensation programs to ensure that they remain effective in attracting and retaining managerial talent; and

o Administer certain of the Company's executive incentive compensation and stock option plans, including the granting of awards as provided in those plans.


Directors Committee

The Directors Committee is composed of Messrs. Kelso (Chairman), Grigg, O'Connor, Ruttenberg and Sharpe. The primary functions of the Directors Committee are to:

o Nominate candidates for election to the Board of Directors;

o Recommend nominees for service on its standing committees;

o Review programs for senior management succession;

o Make recommendations to the Board on matters of directors' compensation, benefits, retirement and tenure policy; and

o Consider nominees for director recommended by shareholders.

The Directors Committee will consider shareholder nominations in accordance with the Company's By-laws. To be considered, notice of a nomination must be received at least 60 days before the date of the relevant Annual Shareholder Meeting. The notice must include:

o The name and address of the nominating shareholder;

o A representation that the shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting;

o The name, age, business and residence addresses and principal occupation of the proposed nominee;

o A description of any and all arrangements or understandings between the shareholder and each proposed nominee;

o Any other information that would be required by the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the proposed nominee; and

o The signed consent of each proposed nominee to serve as a director if elected.

The Board may require any proposed nominee to furnish other information reasonably required to determine the proposed nominee's eligibility and qualifications to serve as a director. Under Pennsylvania law, to be eligible, a nominee must be an individual 18 years of age or older. Factors relevant to a nominee's qualifications would include:

o Experience or lack thereof in managing business enterprises;

o Service on other boards of directors;

o Potential or actual conflicts of interest;

o Expertise in a field related to the Company's business;

o Criminal record; and

o Other similar information.

If the Board (after affording the shareholder a reasonable opportunity to cure any deficiency in the original notice) determines that an individual was not proposed in accordance with the By-laws, then such individual would not be eligible for nomination and election as a director. If a nominee is determined to have been properly proposed by a shareholder, and the Directors Committee determines not to nominate the person, the shareholder proposing such person may nominate the candidate at the meeting. The Company will furnish a copy of its By-laws specifying the requirements for nominations for director to any shareholder without charge upon written request to the Secretary of the Company.


Audit Committee

The Audit Committee of the Board of Directors, is composed of Messrs. Ruttenberg (Chairman), Hallowell, Kelso, O'Connor, and Sharpe. The primary functions of the Audit Committee are to:

o Meet periodically with the Company's management, internal auditors and independent accountants to review with each whether they are properly discharging their respective responsibilities; and

o Make recommendations to the Board of Directors to select and retain the Company's independent accountants, to establish the scope of their accounting services and to approve related fees.

In 1998, all of the directors attended more than 75% of the aggregate of the meetings of the Board and the committees of the Board on which they served.

--------------------------------------------------------------------------------
Executive Compensation
--------------------------------------------------------------------------------
The following table sets forth, for the Company's fiscal years ended December 31, 1996 through 1998, the total annual and long-term compensation of the Chairman, Chief Executive Officer and President and the four other executive officers of the Company (the "Named Officers").

                        Summary Compensation Table

                                                Annual Compensation                  Long-Term Compensation
                                          -------------------------------   ----------------------------------------
                                                                                      Awards               Payouts
                                                                            --------------------------  ------------
                                                                   Other                   Securities
                                                                   Annual                  Underlying    Long-Range     All Other
                                                                  Compen-    Restricted      Options      Incentive      Compen-
           Name and                        Salary       Bonus      sation       Stock        Granted        Bonus        sation
      Principal Position         Year      ($)(1)      ($)(2)      ($)(3)      ($)(4)          (#)         ($)(5)        ($)(6)
==================================================================================================================================
         Charles W. Grigg      1998       536,000     321,600     34,213      160,800             0       160,800      2,211,712
   Chairman, Chief Executive   1997       520,833     259,000     23,313      123,462        40,000       123,462      1,313,598
      Officer and President    1996       487,667     217,147     16,962       96,800        40,000        96,800         10,193
----------------------------------------------------------------------------------------------------------------------------------
       William M. Shockley     1998       187,000      74,800          0       33,660         4,000        41,140        532,900
   Vice President, and Chief   1997       170,000      68,000          0       22,690         4,000        34,036        321,631
        Financial Officer      1996       150,000      47,879          0       15,000         6,000        22,500            415
----------------------------------------------------------------------------------------------------------------------------------
         John M. Morrash       1998       152,000      53,200      2,340       15,960         3,000        29,640        451,486
   Vice President, Treasurer   1997       145,000      50,750      1,616       12,096         4,000        22,464        281,638
    and Assistant Secretary    1996       133,000      36,485      1,260        9,310         6,000        17,290            566
----------------------------------------------------------------------------------------------------------------------------------
           James D. Dee        1998       150,000      52,500          0       15,750         7,000        29,250         68,262
    Vice President, General    1997       130,000      39,000          0       10,845         6,000        20,140            515
     Counsel and Secretary     1996        98,367      31,200          0        7,280        10,000        13,520            243
----------------------------------------------------------------------------------------------------------------------------------
       Margaret B. Zminda      1998       110,000      26,250          0        7,875         7,000        18,375            423
             Controller
----------------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include deferrals (where applicable) by the Named Officers under the Company's Executive Deferred Compensation Plan.

(2) Amounts shown reflect cash payments to the Named Officers under the Company's Management Incentive Plan.

(3) Amounts shown include directors' fees for 1998 through 1996, respectively as follows for Mr. Grigg -- $5,000, $5,000 and $4,000. Amounts shown also reflect, for each of the Named Officers, except Mr. Shockley, Mr. Dee, and Ms. Zminda, interest accrued in excess of 120% of the applicable federal long-term rate with respect to the Company's Executive Deferred Compensation Plan.

(4) As of December 31, 1998 the value of restricted shares held by the Named Officers was as follows: Mr. Grigg $360,011 (6,494 shares); Mr. Shockley $58,542 (1,056 shares); Mr. Morrash $33,817 (610 shares); Mr. Dee $27,830
    (502 shares); and Ms. Zminda $7,650 (138 Shares). The restricted shares are valued using a fair market value of $55.4375 per share, which represents the average trading price of the stock on December 31, 1998. Restricted share awards based on achievement of financial objectives set for 1998 were made by the Board on February 9, 1999, for the dollar values shown as determined in accordance with the Company's Long Range Incentive Plan. These awards were granted at the fair market value of the Company's common stock of $43.00 per share on that date under the SPS 1988 Long Term Incentive Stock Plan to the Named Officers in the following amounts -- Mr. Grigg (3,740 shares); Mr. Shockley (783 shares); Mr. Morrash (371 shares); Mr. Dee (366 shares); and Ms. Zminda (183 shares). Restrictions lapse on 20% of the shares awarded annually, over a period of five years.

(5) Amounts shown reflect cash payments to the Named Officers under the Company's Long Range Incentive Plan.

(6) Amounts shown include payments by the Company on behalf of the Named Officers for term-life insurance. Amounts shown also reflect compensation from the exercise of stock options for Messrs. Grigg, Shockley, Morrash and Dee in 1998 and 1997, respectively, of $2,199,123 (47,407 shares), $532,363 (14,200 shares), $450,822 (10,100 shares) and $67,625 (2,000 shares) for the year 1998; and $1,302,584 (40,000 shares), $321,153 (8,600 shares) and $281,016 (9,800 shares) for the year 1997. Mr. Dee did not receive compensation from the exercise of stock options in 1997.

The following tables provide information concerning the number and value of option grants during the last year and the number and value of options to purchase the Company's Common Stock held by each of the Named Officers as of December 31, 1998. All options outstanding were granted under the SPS 1988 Long Term Incentive Stock Plan at 100% of the fair market value of the Company's Common Stock on the date of grant. The vesting provisions of the options are determined by the Executive Compensation and Stock Option Committee.
--------------------------------------------------------------------------------
                       Option Grants in Last Year Table

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                       Price Appreciation for
                                  Individual Grants                                         Option Term
-------------------------------------------------------------------------------------------------------------
                                           % of Total
                                            Options
                              Number of    Granted to
                             Securities       All
                             Underlying    Employees     Exercise
                               Options      in Last        Price        Expiration
           Name                Granted        Year        ($/Sh)           Date          5% ($)      10% ($)
=============================================================================================================
  Charles W. Grigg                 --          --           --            --                --          --
-------------------------------------------------------------------------------------------------------------
     William M. Shockley        4,000        2.88%      41.0938      Feb. 1, 2008      103,375     261,971
-------------------------------------------------------------------------------------------------------------
      John M. Morrash           3,000        2.16%      41.0938      Feb. 1, 2008       77,531     196,479
-------------------------------------------------------------------------------------------------------------
       James D. Dee             7,000        5.04%      41.0938      Feb. 1, 2008      180,905     458,450
-------------------------------------------------------------------------------------------------------------
      Margaret B. Zminda        2,000        1.44%      41.0938      Feb. 1, 2008       51,687     130,986
                                5,000        3.60%      49.2813     Oct. 26, 2008      154,964     392,709
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Aggregated Option Exercises and Year-End Option Value Table
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                Number of       Value of Unexercised
                                                               Unexercised         "In-the-Money"
                                                               Options at       Options at Year-End
                                                                Year-End               ($)(1)
                                Number of
                                  Shares         Dollar
                               Acquired on       Value        Exercisable/          Exercisable/
            Name                 Exercise       Realized      Unexercisable        Unexercisable
====================================================================================================
       Charles W. Grigg          47,407        2,199,123     260,592/72,001    11,223,335/2,031,028
----------------------------------------------------------------------------------------------------
     William M. Shockley         14,200          532,363      19,200/25,800         738,038/810,275
----------------------------------------------------------------------------------------------------
       John M. Morrash           10,100          450,822      18,100/15,000         773,550/433,706
----------------------------------------------------------------------------------------------------
         James D. Dee             2,000           67,625       3,200/17,800          82,713/374,381
----------------------------------------------------------------------------------------------------
      Margaret B. Zminda             --               --       1,800/11,200          47,044/162,331
----------------------------------------------------------------------------------------------------

(1) Unexercised options are valued using a fair market value of $55.4375 per share which represents the average trading price of the stock on December 31, 1998.

--------------------------------------------------------------------------------
Pension Benefits
--------------------------------------------------------------------------------
Supplemental Executive Retirement Plan

The following table shows the amount of annual straight life annuity benefits that a Named Officer, with the exception of Ms. Zminda, would receive commencing at age 65 for the years-of-service indicated under the Company's Supplemental Executive Retirement Plan as amended and restated January 1, 1998
(SERP). The SERP is a non-qualified unfunded plan in which a retirement benefit is accrued based upon the participant's final five-year average base salary and years-of-service. Such amount would be reduced by amounts payable from (i) the Company's Retirement Income Plan (RIP), a qualified cash balance plan in which the benefit is determined by Company contribution credits based on age and years-of-service, and interest credits based on one-year Treasury rates; (ii) the Benefit Equalization Plan (BEP), a non-qualified unfunded plan which makes up retirement benefit reductions under the RIP due to ceilings established by the Internal Revenue Code and/or reductions due to participation in the Executive Deferred Compensation Plan; and (iii) primary social security benefits.


--------------------------------------------------------------------------------
                              Pension Plan Table
--------------------------------------------------------------------------------

                                              Years of Service
--------------------------------------------------------------------------------
         Average Base                                              15 or More
     Salary for Five-Year           5 Years        10 Years          Years
 Period Preceding Retirement        Service         Service         Service
================================================================================
          $150,000                   30,000         60,000           90,000
           200,000                   40,000         80,000          120,000
           250,000                   50,000        100,000          150,000
           300,000                   60,000        120,000          180,000
           350,000                   70,000        140,000          210,000
           400,000                   80,000        160,000          240,000
           450,000                   90,000        180,000          270,000
           500,000                  100,000        200,000          300,000
           550,000                  110,000        220,000          330,000
           600,000                  120,000        240,000          360,000

Ms. Zminda's estimated total annual life annuity payable from the Company's RIP and BEP (as described above) at the normal retirement age of 65 is $85,500. She will reach age 65 in November of 2023, at which time she would have 40 years of service.

As of December 31, 1998, the years of credited service for the Named Officers were as follows: C. W. Grigg -- 15; W. M. Shockley -- 7; J. M. Morrash -- 17;
J. D. Dee -- 10; M. B. Zminda -- 15.

For Mr. Grigg, years-of-service includes service with Watts Industries, Inc. Mr. Grigg's straight life annuity benefit payable at age 65 will be reduced by benefits payable under the Watts Industries, Inc. Supplemental Employees Retirement Plan.

--------------------------------------------------------------------------------
Compensation of Directors
--------------------------------------------------------------------------------

Each director who is not an employee of the Company receives an annual retainer of $17,000 plus a fee of $1,000 for each meeting of the Board of Directors or one of its committees he attends. Each director who is an employee of the Company receives a fee of $1,000 for each meeting of the Board of Directors he attends. Each non-employee director on May 2, 1995 received a restricted share award in the amount of $25,000, or 1,530 shares, based upon the fair market value of the Company's Common Stock on that date of $16.3438 per share. Mr. Kelso, who was appointed as a director on October 24, 1995, received a pro rata restricted share award in the amount of $22,500, based upon the number of months remaining until May 2, 2000, in accordance with the SPS 1988 Long Term Incentive Stock Plan, or 1,140 shares based upon the fair market value of the Company's Common Stock on October 24, 1995 of $19.7188 per share. Each non-employee director on February 10, 1997 received a restricted share award in the amount of $25,000, or 740 shares, based upon the fair market value of the Company's Common Stock on that date of $33.9063 per share. Mr. Wilkinson, who became an outside director on March 1, 1997, received a pro rata restricted share award in the amount of $40,416, based upon the number of months remaining until May 2, 2000 and February 10, 2002, in accordance with the SPS 1988 Long Term Incentive Stock Plan, or 1,270 shares based upon the fair market value of the Company's Common Stock on March 3, 1997 of $31.8236 per share. Mr. O'Connor, who was elected as a director on April 29, 1997, received a pro rata restricted share award in the amount of $38,750, based upon the number of months remaining until May 2, 2000 and February 10, 2002, in accordance with the SPS 1988 Long Term Incentive Stock Plan, or 1,170 shares based upon the fair market value of the Company's Common Stock on April 29, 1997 of $33.1197 per share. The restrictions on each award lapse on 20% of the shares each year on the anniversary date of the award for the succeeding five years. After five years, no restrictions remain.

A director who is not a participant in any of the Company's qualified retirement plans and who retires (i) at or after age 70 with 5 or more years of service, or (ii) at or after age 65 with 10 or more years of service, will receive annually during his lifetime an amount equal to the annual retainer in effect as of the date of his retirement. A director who retires at or after age 65 but before age 70 with less than 10 years of service will receive annually a pro rata amount.

A non-employee director may elect to receive discounted options in lieu of all or a portion of his annual retainer under the SPS 1988 Long Term Incentive Stock Plan. If he so elects for any year, these discounted options are available for all or any portion of his annual retainer. The number of options granted is determined by the amount of retainer he elects divided by the difference between the fair market value of the Company's Common Stock at the time of grant less, for each option, the par value per share of fifty cents. The director must pay fifty cents per option at the time of exercise.

--------------------------------------------------------------------------------
Termination of Employment and Change of Control Arrangements
--------------------------------------------------------------------------------

The Company has entered into the following agreements and arrangements with the Named Officers:

1) The Company has entered into an Executive Severance Agreement ("Agreement") with each of the Named Officers. The Agreement provides that if a "triggering termination" of employment occurs within three years after a "change of control" of the Company (as defined in the Agreement), then the employee is entitled to receive within 15 days after the employee's termination date, among other benefits, cash in an amount equal to two times the sum of the employee's annual base salary plus two times the incentive bonus awards earned by or allocated to the employee in the previous fiscal year under the Company's Management Incentive Plan (MIP) and Long Range Incentive Plan (LRIP). A "triggering termination" generally includes a termination of employment initiated by the Company for any reason other than a disability qualifying the employee for benefits under the Company's Long Term Disability Plan, or for "cause" (as defined in the Agreement), or by the employee for certain reasons set forth in the Agreement.


  Upon a "triggering termination", the employee will also be entitled to receive the appreciated value of all the employee's stock options outstanding and unexercised as of the termination date (whether or not vested), any unpaid salary, all incentive bonus awards payable to, earned by or allocated to the employee under the MIP and LRIP, and all amounts deferred by the employee under any incentive plan and under the Company's Executive Deferred Compensation Plan. The employee will also receive two additional years of credited service under each of the Company's RIP, BEP and SERP, and will, for two years, continue to receive certain insurance benefits on a cost-sharing basis. The employee's benefits from BEP and SERP are payable in a lump sum within 15 days after the termination date. Any restrictions remaining on restricted shares that may have been awarded to the employee lapse, and the employee will own such shares free and clear of any Company-imposed restriction. Any non-competition agreements (including non-compete provisions of the MIP) terminate; however, the employee will continue to be bound by the confidentiality provisions of the Agreement. Each Agreement provides for compensation to the employee for any adverse effect of payments under the Agreement determined to be "excess parachute payments," as defined in the Internal Revenue Code.


2) The Company has a Senior Executive Severance Plan (SESP), under which each of the Named Officers would receive certain compensation and benefits in the event of termination of employment with the Company, without a change of control, for any reason other than for "cause" (as defined in the SESP) or a disability which qualifies the participant for benefits under the Company's Long-Term Disability Plan, or if initiated by the participant, upon the occurrence of certain events described in the SESP. Upon such termination, the participant is entitled to receive (among other benefits) the base salary in effect before the termination date for a period of up to 12 months, all bonuses earned under the MIP for completed and uncompleted (pro rata) periods, under the LRIP for completed periods and all amounts deferred under the Company's Executive Deferred Compensation Plan. The participant will remain on the Company's payroll for up to 12 months, during which all employee benefits to which the participant was entitled prior to the termination will continue, and the participant will be entitled to Company-paid professional outplacement services. At the end of the 12-month period, the participant will be vested in the Company's BEP and SERP and will be entitled to receive a lump sum payment of these retirement benefits. Restrictions on restricted shares, if any, issued to the participant lapse. If the participant is employed by a competitor of the Company without the Company's consent, the ongoing benefits described above cease as of the date of such employment. If the participant is employed on a full-time basis by other than a competitor, the ongoing benefits cease either as of the date of such employment or six months, whichever is later. In the event an employee receives a payment under the Agreement, he is not eligible to receive any payment under the SESP. The Company has agreed that the SESP will not be terminated or amended to reduce or eliminate the benefits granted to certain employees, including the Named Officers. The SESP provides for additional compensation to the participant if any plan payment is subject to an excise or similar tax under the Internal Revenue Code. Harry J. Wilkinson, a nominee for Director, received payments in 1998 totaling $138,295, representing final amounts due under the SESP.

3) The Company offers retiring executives (including the Named Officers) an agreement pursuant to which, under certain circumstances, the Company would be required to pay in a lump sum all amounts otherwise payable periodically to them under any plan of, or agreement with, the Company. Such lump sum payment would be made only if, within three years after a "change of control" (as defined in such agreement), there is a change in two of the top three executive officers of the Company designated in such agreement. To date, no such agreements are in effect.


--------------------------------------------------------------------------------
Certain Relationships and Related Transactions
--------------------------------------------------------------------------------

In connection with the Company's Rights Offering of the Company's Common Stock which concluded in December, 1994 (the "Rights Offering"), the Company entered into a Standby Purchase Agreement, dated as of November 16, 1994, with certain Purchasers and Investors.1 The Purchasers agreed to acquire from the Company, at the subscription price provided in the Rights Offering, all remaining shares of Common Stock not subscribed for by the Company's shareholders. Eric M. Ruttenberg, a director of the Company, is an "Affiliate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of certain of the Purchasers.

Pursuant to the Standby Purchase Agreement, the Purchasers acquired 536,760 shares of Common Stock for $6,575,310 and received from the Company $63,088 as reimbursement for certain expenses incurred by the Purchasers in connection with the Rights Offering. The Purchasers, Investors and their Affiliates (collectively the "Affiliated Group") owned an aggregate of 1,570,560 shares of Common Stock, or approximately 13.93% of the 11,272,718 shares of the Company's Common Stock outstanding, at the conclusion of the Rights Offering and the Purchase of unsubscribed shares in accordance with the Standby Purchase Agreement.

The Standby Purchase Agreement will terminate upon the earliest to occur of:

(a) six years from the date of the Standby Purchase Agreement (the "Term"), or

(b) the date upon which the Affiliated Group no longer beneficially owns Common Stock representing in excess of 10% of the Total Voting Power (as defined below), or

(c) removal of or failure to re-elect the designee(s) of the Purchasers and Investors to the Board of Directors in certain circumstances contemplated by the Standby Purchase Agreement.

Pursuant to the Standby Purchase Agreement, the Company's Rights Agreement effective as of November 17, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), permits the Affiliated Group to acquire or beneficially own Common Stock representing up to 20% (the "Percentage Limitation") of the total voting power in the general election of directors of the Company ("Total Voting Power"). The Company further agreed, during the Term, to amend the Rights Agreement as necessary to permit an increase of the Percentage Limitation in certain circumstances. If the Company permits any other person, generally, to acquire or beneficially own Common Stock representing in excess of 18% of the Total Voting Power, the Percentage Limitation will generally automatically increase to 110% of the percentage of Total Voting Power that such other person is permitted to acquire or beneficially own.

The Affiliated Group has agreed for approximately six years, to a broad range of restrictions prohibiting such activities as: soliciting proxies; generally making shareholder proposals; engaging in efforts to acquire stock in, or assets of, the Company (by purchase, merger, or otherwise); or seeking changes in the composition of the Board of Directors. Such restrictions will be automatically waived (A) if any person publicly makes a bona fide offer to acquire a majority of the outstanding Common Stock and the Company's Board of Directors

------------
1/Tinicum Enterprises, Inc., Tinicum Investors, RUTCO Incorporated, Tinicum Foreign Investments Corporation, Tinicum Associates, G.P., Putnam L. Crafts, Jr. and James H. Kasschau (collectively, the "Purchasers"), and RIT Capital Partners plc, J. Rothschild Capital Management Limited and St. James's Place Capital plc (collectively, the "Investors"). See "Ownership of Voting Securities" for more recent information on the Affiliated Group as herein defined. Eric M. Ruttenberg, a director of the Company, is an "Affiliate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of certain of the Purchasers.

does not oppose such offer, or (B) if any person makes a bona fide offer to acquire a majority of the outstanding Common Stock and either (i) the Company's Board of Directors determines to accept such offer, or (ii) the Company's Board of Directors determines, for example, to seek competing offers or proposes to effect or negotiate with any person any form of business combination or similar transaction with the Company, or proposes in response to such bona fide offer, a recapitalization, share repurchase, extraordinary dividend or other similar extraordinary transaction involving the Company, its securities or assets, to the extent necessary to allow the Affiliated Group to make a competing offer to the Company's Board of Directors to acquire the Company or its securities or its assets.

The Purchasers and Investors have also agreed that, for approximately six years, all shares of Common Stock which are directly or indirectly beneficially owned by the Affiliated Group, other than those shares of Common Stock which represent voting power of up to 10% of the Total Voting Power, will be voted in accordance with the recommendation of the majority of the Company's Board of Directors on all matters submitted to the shareholders for a vote. This includes the election of directors of the Company, except with respect to any matter which, pursuant to the Company's By-laws, requires the approval of an 80% super majority of the Company's shareholders. In this case the matter will be voted pro rata in accordance with the vote of the Company's other shareholders.

The Purchasers and Investors have further agreed during the Term, with certain specific exceptions, not to sell or transfer shares of Common stock representing in excess of 10% of Total Voting Power to any one person in any transaction or series of transactions, unless such person agrees to be bound by the terms of the Standby Purchase Agreement.

During the Term, the Company has agreed, generally, to exercise all authority under applicable law, to cause Eric M. Ruttenberg (or another designee of the Purchasers and Investors) to be elected to the Company's Board of Directors and in addition, to the Audit, Executive, Directors and Executive Compensation and Stock Option Committees of the Board. In the event the Board of Directors is expanded beyond eight members, the Purchasers and Investors are entitled to nominate an individual to fill the first out of each three Board member positions in excess of eight positions (i.e. the ninth, twelfth, etc.).

The Company also entered into a certain Registration Rights Agreement with the Purchasers and Investors, dated as of November 16, 1994, pursuant to which the Company, subject to certain terms and conditions, has granted two demand registration rights and unlimited piggyback registration rights to the Purchasers and Investors. Accordingly, the Purchasers and Investors may require the Company to cause shares of Common Stock beneficially owned by them to be registered for public sale under the Securities Act. The demand registration rights were not exercisable until November 16, 1997. The piggyback registration rights are currently exercisable. All such registration rights will terminate on November 16, 2002.


--------------------------------------------------------------------------------
Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

Overview and Philosophy

The Executive Compensation and Stock Option Committee of the Board of Directors ("Compensation Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee annually recommends to the full Board the compensation to be paid to the Chief Executive Officer and President, and determines the compensation of each of the other executive officers and Group Presidents of the Company. The Compensation Committee is free to engage and consult with outside compensation consultants as it sees fit and generally has access to independent compensation data.

The objectives of the Company's executive compensation program are to:


o Emphasize long-term performance and increases in shareholder value.


o Provide base compensation and benefit levels that are competitive with those in the markets in which the Company competes for executive personnel.


o Reward executives for the achievement of short-term and long-term financial goals and the enhancement of shareholder value.


o Support a performance-oriented environment by providing incentive compensation that changes in a consistent and predictable way with both the financial performance of the Company and management performance in support of strategic objectives.


o Provide a long-term and career-oriented compensation environment.


o Offer meaningful and competitive retirement and supplemental benefits that are consistent with the Company's objective of retaining key employees.


The executive compensation program provides a compensation package that is competitive with those offered by similar companies. The Company periodically reviews the competitive practices of companies in the fabricated metals, durable manufacturing and other industries, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.


Executive Officer Compensation

Executive officer compensation is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and long-range cash and restricted share incentive compensation. In addition, executive officers receive specific benefits designed to provide remuneration for career service and various benefits, including medical, life insurance and savings plans generally available to employees of the Company.


o Base Salary

Base salary levels for the Company's executive officers are competitively set relative to certain companies in the fabricated metals, durable manufacturing and other industries as well as other comparable companies. In determining salaries, the Compensation Committee also takes into account individual experience, performance and specific expertise beneficial to the Company.


o Incentive Compensation

The Company's incentive programs are intended to provide incentives to achieve financial and individual objectives, and to reward exceptional performance. The Management Incentive Plan is the Company's annual incentive program for executive officers and key managers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash bonus to executives for the attainment of annual financial and individual goals. Threshold, target and maximum goals for total Company and individual business unit performance are set by the Compensation Committee at the beginning of each fiscal year. The Long Range Incentive Plan is the Company's three-year incentive program for executive officers, group presidents and key managers. The purpose of the Plan is to provide a direct financial incentive in the form of an annual cash bonus and a restricted share award under the SPS 1988 Long Term Incentive Stock Plan to executives for the attainment of long-range financial goals of the Company.

o Equity-Based Compensation

The equity-based compensation component of the Company's executive compensation program is oriented toward the achievement of increasing shareholder value over the long term. This component of the program -- the SPS 1988 Long Term Incentive Stock Plan -- provides for grants of stock options which align the executives' awards with future shareholder gains. These grants enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.


o Executive Benefits

The benefit component of executive compensation is designed to provide executives with adequate and meaningful retirement benefits which are reflective of the benefits offered in comparable companies, and which encourage career-service orientation of the Company's executives. In contrast, other benefits such as perquisites are rigidly controlled and minimized. The amount of such perquisites, as determined in accordance with rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1998.


Chief Executive Officer Compensation

The compensation of the Chief Executive Officer (CEO) is fixed by the full Board of Directors (other than the CEO) consistent with the practices described above. Factors considered by the Board of Directors in deciding the compensation of the CEO include the CEO's experience, the CEO's performance and the compensation of chief executive officers at other comparable companies. Effective January 1, 1999, Mr. Grigg's annual base salary was increased by the Board of Directors from $536,000 to $560,000. The Board believes this increase is commensurate with the Company's improved financial performance during 1998. This amount is also believed to be competitive with companies of similar size and complexity. For 1999, Mr. Grigg has a 60% incentive opportunity under the Company's Management Incentive Plan and a 60% incentive opportunity under the Company's Long Range Incentive Plan.

Members of the Executive Compensation and Stock Option Committee -- Raymond P. Sharpe, Chairman; Howard T. Hallowell, III; James F. O'Connor; Eric M. Ruttenberg; and Harry J. Wilkinson.

--------------------------------------------------------------------------------
Common Stock Performance Graph
--------------------------------------------------------------------------------

The graph set forth below shows the cumulative shareholder return (i.e., price change plus reinvestment of dividends) of the Company's Common Stock during the five-year period ended December 31, 1998, as compared to the Standard and Poor's 500 Index and the Standard and Poor's Diversified Manufacturing Index.


              Comparison of Five-Year Cumulative Total Return for
                   SPS, the S&P Index and the S&P Diversified
                              Manufacturing Index
                           (see Notes 1 and 2 Below)
[GRAPHIC OMITTED]

------------
Notes:
(1) Total return assumes reinvestment of dividends.

(2) The above graph assumes $100 was invested on December 31, 1993 in SPS Technologies Common Stock, the S&P 500 Index and the S&P Diversified Manufacturing Index. The values shown in the graph above are as of the end of each period indicated. Raw data for the S&P 500 Index and S&P Diversified Manufacturing Index is supplied by S&P.


--------------------------------------------------------------------------------
Proposal to Amend the SPS 1988 Long Term Incentive Stock Plan
--------------------------------------------------------------------------------

The Board of Directors has reviewed the Company's compensation practices and the 1988 Long Term Incentive Stock Plan (the "Plan") and has concluded that the Plan should be amended, subject to approval by the shareholders of the Company, as follows:

1. To increase by 250,000 shares of Common Stock the number of shares available under the Plan in order to allow the continued granting of options and restricted share awards; and

2. To change the termination date of the Plan to March 23, 2009 or until termination by the Company's Board of Directors, whichever occurs first.

In determining the recommended number of shares to be approved under this proposal, the Board of Directors has established an objective of maintaining the total number of shares under option or available for grant at or below 10% of the total shares outstanding.


The current termination date of the Plan is April 29, 2000. The proposed new termination date is March 23, 2009 or until termination by the Board, whichever occurs first.


The following discussion summarizes the material features of the Plan, as amended, and is qualified in its entirety by the Plan document, as amended, a copy of which will be provided without charge upon written request of any shareholder directed to the Secretary of the Company.


The Plan permits the grant of options to acquire, or the award of, up to 2,484,634 shares (in the aggregate) of the Company's Common Stock. Of such amount, an aggregate of 1,343,258 shares have been awarded under the Plan (and are no longer subject to forfeiture) or have been acquired upon the exercise of options granted under the Plan, and 1,139,674 shares have been issued under the Plan but remain subject to forfeiture or are subject to options which have been granted and remain outstanding under the Plan. Consequently, prior to the effectiveness of the proposed amendment of the Plan, there were 1,702 shares available to be awarded or optioned under the Plan. The proposed amendment to the Plan would increase the number of available shares to 251,702. Shares which are awarded under the Plan and subsequently forfeited and shares subject to options granted under the Plan which expire without being exercised may again be awarded or optioned under the Plan.


The purpose of the 1988 Plan is to enable the Company to attract and retain officers and other key employees, to encourage those employees to increase their efforts to make the Company and its subsidiaries successful, and to encourage ownership in the Company by employees and by non-employee directors whose continued services are considered important to the Company's continued progress.


Officers, non-employee directors and other key employees of the Company and its subsidiaries may receive options and restricted share awards under the Plan. Approximately 87 employees, including 1 employee-director, and 6 non-employee directors are currently participating in the Plan.


The Plan is administered by the Executive Compensation and Stock Option Committee (the "Committee") consisting of five non-employee directors appointed by the Company's Board of Directors, who are generally not eligible to receive discretionary grants or awards under the Plan. However, non-employee directors, including members of the Committee, may elect to receive discounted options and have received restricted share awards as described below.


The Committee has authority to interpret the Plan, to establish rules for its administration, to determine which employees of the Company and its subsidiaries shall receive options or awards under the Plan, to grant options and make share awards under the Plan, and, subject to the terms of the Plan, to establish the terms and conditions of options, discounted options and restricted share awards.


Awards under the Plan may take the form of fixed price options, variable price options, incentive stock options or restricted shares. In addition, discounted options may be issued to non-employee directors who elect to receive such discounted options in lieu of all or a part of their annual retainers.


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

Under the Plan, a non-employee director may elect each year to receive discounted options in lieu of all or part of the director's annual retainer. Any such election is irrevocable and must be made prior to January 1 of the year to which such election applies. A non-employee director making such an election will receive, on June 1 of such year or the next following business day, a discounted option for that number of whole shares of Common Stock as is equal to that part of the director's "annual retainer" to be represented by the option divided by: the result obtained by subtracting (a) the par value of one share of Common Stock from (b) the fair market value of one share of Common Stock. Options so issued become exercisable on the first anniversary of the date of issuance, except that such an option can become exercisable earlier upon the death, disability or retirement of the director. Upon the termination of service of a non-employee director, any portion of an option attributable to a portion of the annual retainer which was not "earned" as of the date of termination is cancelled automatically.


Incentive stock options within the meaning of the Internal Revenue Code of 1986, as Amended (the "Code"), may be awarded to employees of the Company by the Committee as fixed price options that qualify for the tax treatment specified under the Code.


A restricted share award consists of shares of Company Common Stock issued pursuant to an agreement with a participant. Such shares are restricted as to transfer and subject to forfeiture and other conditions and vesting restrictions as set forth in the Plan, if applicable or the Committee deems appropriate on the date of award. Restricted share awards totaling 47,491 shares have been made under the Plan since its inception.


All fixed price options awarded under the Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date the option is granted. The option exercise price of a discounted option is the par value of the Company's Common Stock on the date the option is granted (presently, $0.50 per share). For variable price options, the exercise price is initially set at the fair market value of the Company's Common Stock on the date the option is granted, but is subject at the time of exercise to reduction by an amount per share equal to the per share amount of the tax benefit which will inure to the Company by reason of such exercise. The exercise price with respect to any option (other than a discounted option issued to a non-employee director) may be paid in whole or in part with cash or Common Stock of the Company, as the Committee may determine. All options expire not more than ten years from the date of grant.


The Plan provides for restricted share awards to be made to each non-employee director of the Company. Restricted share awards were made on May 2, 1995 and on February 10, 1997, and may be made periodically up to every five years as the Committee may determine. Each non-employee director shall receive on each award date the number of shares of Common Stock (to the nearest whole share) determined by dividing $25,000 by the fair market value of the Common Stock on the date the award is made. A person becoming a non-employee director for the first time shall receive restricted share awards pro-rated based on the length of time remaining until the next scheduled award date.


All restricted share awards are initially subject to forfeiture should the participant cease to serve as a director for any reason other than scheduled retirement, early retirement with the permission of the Board, disability or death. One-fifth of the shares included in a restricted share award cease to be subject to a risk of forfeiture on the first anniversary of the date of an award and on each anniversary thereafter, until all shares awarded are no longer subject to forfeiture. Restricted share awards are held in escrow by the Company until restrictions lapse.


Options and restricted shares are non-transferable except by will or pursuant to the laws of descent and distribution.


In the event of certain changes of control of the Company, all options and restricted shares, other than discounted options issued to non-employee directors, become immediately vested in full. See "Termination of Employment and Change of Control Arrangements."


The number of shares under the Plan and the outstanding but unexercised options or awards still subject to restriction, and the option exercise price, are all subject to adjustment for changes in the Company's capitalization under specified circumstances.

The Board may terminate, amend and modify the Plan, but it may not, without shareholder approval (i) increase the number of shares available under the Plan (other than by a change in capitalization), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation under the Plan. No termination, amendment or modification of the Plan will affect adversely the rights of a participant under a previous award.


Tax Consequences

Generally, there will be no tax consequences to the optionee, the restricted share award recipient or the Company when a stock option is granted or a restricted share award is made under the Plan. When an option (other than an incentive stock option) is exercised, the excess of the then fair market value of the shares over the option price will constitute ordinary income to the optionee, and the Company will be entitled to deduct an equal amount as compensation expense. The exercise of an incentive stock option will result in neither income to the optionee nor a deduction for the Company. However, the amount by which the fair market value of the underlying Common Stock exceeds the exercise price on the date of exercise will be treated as an item of tax preference and included in the computation of the optionee's alternative minimum taxable income in the year the incentive stock option is exercised. In addition, if shares acquired through the exercise of an incentive stock option are sold within one year following exercise, the optionee will recognize ordinary income and the Company is entitled to deduct from taxable income an amount equal to the difference between the option price and the lesser of the market price on the date of exercise or the net proceeds of the sale. As to restricted shares, upon the lapse of either the vesting or transferability restrictions (or both if they lapse together), the participant will recognize ordinary income equal to the then fair market value of the shares being freed from restriction, and the Company will be entitled to a corresponding deduction. Alternatively, the participant may elect, within thirty days after receipt of the restricted shares, to treat the shares as non-restricted, thereby causing the recognition of ordinary income upon receipt of the shares in an amount equal to the fair market value of such shares without regard to any restrictions.


The acceleration provisions on a change of control described above could trigger adverse tax consequences to the Company and participants under Sections 280G and 4999 of the Code, including a reduction in the Company's tax deductions and imposition of a nondeductible 20% excise tax on participants.


The foregoing is not a complete summary of income tax consequences upon participants or the Company. It also does not reflect the effects of foreign, state or local tax laws or wage withholding requirements.


In the event that the shareholders do not approve the amendment of the Plan, the amendment will not take effect. The Plan as in effect prior to such amendment will remain in full force and effect until it expires by its terms or is terminated by the Board.


The last reported sales price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape on March 19, 1999, was $38.69 per share.



Board Recommendation and Shareholder Vote Required

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN. Proxies solicited by the Board of Directors, will, unless otherwise directed, be voted FOR this proposal. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is necessary to approve the proposal. Shares held by persons who abstain from voting on the proposal, and broker "non-votes," will not be voted for or against the proposal but will have the same effect as votes against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal, but broker non-votes will not be counted for quorum purposes.


20
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Independent Accountants
--------------------------------------------------------------------------------

PricewaterhouseCoopers LLP, the Company's independent accountants for the year 1998, has been selected to continue for the year 1999. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


--------------------------------------------------------------------------------
Proposals of Shareholders
--------------------------------------------------------------------------------

Under the Company's By-laws, notice of any proposal to be presented by any shareholder at a meeting must be received by the Secretary of the Company not less than 60 days in advance of the meeting. The notice must include the following:

o Text of the proposal to be presented;

o A brief written statement of the reasons why the shareholder favors the proposal;

o The name and address of record of the proposing shareholder;

o A representation that the shareholder is entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy;

o The number of shares of stock beneficially owned by the shareholder; and

o Any material interest of the shareholder in the proposal (other than as a shareholder).

A copy of the Company's By-laws specifying these requirements will be furnished to any shareholder without charge upon written request to the Secretary.

Under the rules of the Securities and Exchange Commission, shareholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of Shareholders to be held in 2000 must submit such proposals so as to be received at the office of the Secretary, SPS Technologies, Inc., 101 Greenwood Avenue, Suite 470, Jenkintown, PA 19046, no later than November 26, 1999. The Company's ability to exercise discretionary voting authority with respect to shareholder proposals will be subject to certain requirements of the Securities and Exchange Commission.


                                        By order of the Board of Directors,



                                        James D. Dee
                                        Secretary

March 26, 1999

--------------------------------------------------------------------------------
Upon written request to the Secretary, SPS Technologies, Inc., 101 Greenwood Avenue, Suite 470, Jenkintown, PA 19046, the Company will provide, without charge, to any shareholder solicited hereby, a copy of its Annual Report on
Form 10-K, including the financial statements and the schedules thereto.
--------------------------------------------------------------------------------

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